REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Shareholders and
Board of Trustees of
Meeder Premier Portfolios

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Meeder Premier Portfolios, comprising the Growth Portfolio, the Aggressive Growth Portfolio, the Defensive Equity Portfolio, and the Fixed Income Portfolio
 (the 'Portfolios') as of June 30, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods then ended. These financial statements and financial highlights are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those
 standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2006 by correspondence with the Portfolios' custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Portfolios constituting the Meeder Premier Portfolios, as of June 30, 2006, the results of their operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three periods then ended, in conformity with accounting principles generally accepted in the United States of America.



Cohen Fund Audit Services, Ltd.
(f.k.a. Cohen McCurdy, Ltd.)
Westlake, Ohio
August 10, 2006